EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made this _______ day of _____________, 20__ by and between Fundamental Global Inc., a Nevada corporation (the “Corporation”), and ____________________________ (the “Director and/or Officer”).

WHEREAS the Director and/or Officer has agreed to serve, or continue to serve, as a director and/or officer of the Corporation or as a director, officer, trustee, manager, participating member and/or in any other similar capacity of an Other Entity (as defined below) (any one or more of which capacities constitute an “Indemnified Capacity”), providing that adequate liability insurance, indemnification or a combination thereof is, and will continue to be, provided;

AND WHEREAS the Corporation, in order to induce the Director and/or Officer to serve or continue to serve the Corporation and/or an Other Entity, has agreed to execute this Agreement to evidence the indemnification of the Director and/or Officer to the fullest extent permitted by law;

AND WHEREAS, as a result of such indemnification, the Director and/or Officer has agreed to serve or to continue to serve in an Indemnified Capacity;

NOW THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the Director and/or Officer’s service or continued service to the Corporation and/or Other Entity, the Corporation and the Director and/or Officer hereby agree as follows:

1.	Definitions: In addition to the other defined words and phrases contained in this Agreement, as used in this Agreement, the following terms have the following meanings, respectively:

(a)	“Agreement” means this Indemnification Agreement, as amended, supplemented or restated from time to time;

(b)	“Covered Proceeding” means all civil, criminal, quasi-criminal, administrative, regulatory, investigative or other claims, suits, actions, applications, hearings, arbitrations or proceedings of any nature or kind in which the Director and/or Officer has been named as party or respondent or is required by law to participate or respond because of his or her association with the Corporation or Other Entity, or in which the Director and/or Officer participates either at the request of the Corporation or Other Entity or based on his or her reasonable belief that he or she may be subsequently named in that proceeding, and also includes any and all proceedings that relate to, arise from or are based upon the Director and/or Officer’s service in an Indemnified Capacity, so long as:

(i)	the Director and/or Officer acted honestly and in good faith with a view to the best interests of the Corporation and/or Other Entity, as the case may be; and

(ii)	in the case of a criminal, quasi-criminal, regulatory or administrative action, proceeding or hearing that is enforced by a monetary penalty, the Director and/or Officer had reasonable grounds for believing that the Director and/or Officer’s conduct was lawful;

(which conduct collectively constitutes the “Standards of Conduct”);

(c)	“Excluded Proceeding” means any civil, criminal, quasi-criminal, administrative, regulatory, or investigative or other claim, suit, action, application, hearing, arbitration or proceeding of any nature or kind:

(i)	initiated by the Director and/or Officer against the Corporation or Other Entity, unless it is brought to establish or enforce any right under this Agreement;

(ii)	initiated by the Director and/or Officer against any director or officer (or an individual holding a similar capacity) of the Corporation or Other Entity unless the Corporation or Other Entity, as the case may be, has joined in or consented to the initiation of such proceeding;

(iii)	initiated by the Director and/or Officer against any other corporation, partnership, trust, joint venture, unincorporated entity or person, unless it is a counterclaim;

(iv)	involving the payment or reimbursement for Losses or Expenses to the Director and/or Officer by the Corporation not permitted by applicable law; or

(v)	which is not a Covered Proceeding;

(d)	“Expenses” means any and all fees, charges, disbursements and expenses which may be reasonably incurred by the Director and/or Officer in connection with or as a result of the investigation and defense of a Covered Proceeding, including, without limitation, reasonable and necessary attorneys’ fees, costs, expenses and disbursements, costs of investigative, judicial, regulatory or administrative proceedings, arbitrations or appeals and, subject to the terms of this Agreement, all such fees, charges, disbursements and expenses which the Director and/or Officer may reasonably incur in any proceedings to enforce rights and/or defend against or respond to a Covered Proceeding under this Agreement;

(e)	“Indemnified Capacity” has the meaning set out in the recitals to this Agreement, provided further that to the extent a Director or such Director’s affiliates (as defined in Rule 405 under the Securities Act of 1933) are controlling stockholders of the Corporation, then in the event such controlling stockholders are determined to have liability as a ‘director by deputization’ of the Corporation, or other theory of control, the Corporation’s indemnification obligations under this Agreement with such Director shall cover such Director and such Director’s affiliates in their capacities as controlling stockholders of the Corporation on the terms and subject to the conditions set forth in this Agreement;

(f)	“Losses” means all judgements, damages, fines, penalties, liabilities, settlement amounts or any other expense which the Director and/or Officer may incur or become liable to pay as a result of any Covered Proceeding, whether incurred alone or jointly with others, and includes Expenses;

(g)	“Other Entity” means each subsidiary or affiliate of the Corporation and each of the respective committees or bodies of such subsidiary or affiliate, in each case, for whom the Director and/or Officer has agreed to serve in an Indemnified Capacity at the request of the Corporation; and

(h)	“Standards of Conduct” has the meaning set out at subsection 1(b) herein.

2.	Indemnification: The Corporation shall indemnify and hold the Director and/or Officer harmless against any and all Losses and Expenses which the Director and/or Officer may incur or be required to pay as a result of any Covered Proceeding subject, in each case, to the provisions of this Agreement and the following:

(a)	unless a court or other authority of competent jurisdiction has expressly so ruled in respect of the Director and/or Officer, the resolution of any Covered Proceeding by judgment, order, settlement or conviction shall not of itself create a presumption either that the Director and/or Officer did not adhere to the Standards of Conduct in the circumstances relating to the Covered Proceeding or that the Director and/or Officer is not entitled to indemnity under this Agreement; and

(b)	in respect of an action by or on behalf of the Corporation to procure judgement in its favour to which the Director and/or Officer is made a party by reason of having served in an Indemnified Capacity, the Corporation shall make application for approval of the court having jurisdiction to furnish indemnity and make advances as needed by the Director and/or Officer, provided that the Director and/or Officer adhered to the Standards of Conduct.

3.	Excluded Coverage: The Corporation shall have no obligation to indemnify and hold the Director and/or Officer harmless against any Losses or Expenses which have been judicially determined to constitute an Excluded Proceeding.

4.	Indemnification Procedures:

(a)	Promptly after receipt by the Director and/or Officer of notice of the commencement, or the threat of commencement, of a Covered Proceeding or potential Covered Proceeding (a “Commencement Notice”), the Director and/or Officer shall, if indemnification with respect thereto may be sought from the Corporation under this Agreement, notify the Corporation in writing in respect thereof and provide to the Corporation concurrently therewith copies of any demand letter, Statement of Claim, complaint, pleading, request for arbitration, regulatory or administrative demand, indictment or other claim document. If the Corporation becomes aware of any Covered Proceeding or reasonably expects that a Covered Proceeding or potential Covered Proceeding may be made, the Corporation will promptly and immediately give the Director and/or Officer notice thereof in writing (also a “Commencement Notice”).

(b)	If, at the time of the receipt or delivery of a Commencement Notice, the Corporation has applicable directors’ and officers’ liability insurance in effect, the Corporation shall give immediate notice of the commencement, or the threat of commencement, of such Covered Proceeding or potential Covered Proceeding to its insurers, primary and excess, in accordance with the procedures set forth in the respective policies in favour of the Director and/or Officer. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Director and/or Officer, all Losses and Expenses payable as a result of such Covered Proceeding or potential Covered Proceeding in accordance with the terms of such policies, including but not limited to the payment of any applicable deductible or retention.

(c)	To the extent the Corporation does not, at the time of the commencement of or the threat of commencement of a Covered Proceeding or potential Covered Proceeding, have applicable directors’ and officers’ liability insurance in effect, or if a determination is made by the insurance carrier that any Expenses arising out of such Covered Proceeding or potential Covered Proceeding will not be payable under the directors’ and officers’ liability insurance then in effect, the Corporation shall be obligated to pay contemporaneously the Expenses of any such action, suit, arbitration or proceeding in advance of the final disposition thereof; and the Corporation shall be entitled, at its expense and in a timely manner, to assume the defense of such Covered Proceeding or potential Covered Proceeding with counsel satisfactory to the Director and/or Officer, acting reasonably, upon the delivery to the Director and/or Officer of written notice of its election so to do (a “Defense Notice”). After the Director and/or Officer is in receipt of a Defense Notice, the Corporation will not be liable to the Director and/or Officer under this Agreement for any Expenses subsequently incurred by the Director and/or Officer in connection with any such Covered Proceeding or potential Covered Proceeding and the Corporation will keep the Director and/or Officer informed on a timely basis regarding all material steps and developments, provided that the Director and/or Officer shall have the right to employ his or her own counsel in any such Covered Proceeding or potential Covered Proceeding, but the fees and expenses of such counsel incurred after receipt of the Defense Notice shall be at the Director and/or Officer’s expense, provided however that if:

(i)	the employment of counsel by the Director and/or Officer has been previously authorized by the Corporation;

(ii)	the Director and/or Officer shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Director and/or Officer in the conduct of any such defense; or

(iii)	the Corporation does not in a timely manner employ counsel to assume the defense of such Covered Proceeding or potential Covered Proceeding or undertake such legal steps as may from time to time be needed to properly defend the Director and/or Officer against such Covered Proceeding or potential Covered Proceeding;

then the attorneys’ fees, costs and expenses of such counsel employed by the Director and/or Officer shall be at the expense of the Corporation.

(d)	The Director and/or Officer and his or her advisors, including legal counsel, may, with the consent of the Corporation’s chairperson or board of directors (which consent shall not be unreasonably withheld or delayed), review during regular business hours all documents, records and other information under the Corporation’s control with respect to the Corporation or any Other Entity in which the Director and/or Officer has served in an Indemnified Capacity and which may be reasonably necessary in order for the Director and/or Officer to defend himself or herself against any Covered Proceeding or potential Covered Proceeding, provided that the Director and/or Officer and his or her advisors, including legal counsel, shall maintain all such information in the strictest confidence except to the extent necessary for his or her defense in the Covered Proceeding or potential Covered Proceeding. At any time after there has been a change of control of the Corporation, or a receiver, rehabilitator, liquidator or trustee in bankruptcy has been appointed in respect of the Corporation, the Director and/or Officer and his or her advisors shall be entitled to review the information referred to in this subsection 4(d), subject to the conditions set out herein, whether or not the Corporation’s new chairperson or board of directors or the receiver or trustee in bankruptcy has provided the consent referred to herein. The Director and/or Officer’s right to review documents shall not apply where the claim or proceeding is initiated by the Corporation or by any of its subsidiaries, provided, however, that this limitation is not meant to in any way limit or preclude any party’s right to discovery, production of documents or other legal process.

(e)	All payments on account of the Corporation’s indemnification obligations under this Agreement shall be made within thirty (30) days of the Director and/or Officer’s written request therefore (which written request shall be accompanied by applicable supporting documentation), unless a judicial determination has been made that the claims giving rise to the Director and/or Officer’s request are Excluded Proceedings or otherwise not payable under this Agreement, provided that, subject to the provisions of this Agreement and any statutory requirement that court approval be obtained for the indemnification of any Expenses, all payments on account of the Corporation’s obligations under subsection 4(c) of this Agreement prior to the final disposition of any Covered Proceeding or potential Covered Proceeding shall be made within twenty (20) days of the Director and/or Officer’s written request therefore (which written request shall be accompanied by applicable supporting documentation) and such obligation shall not be subject to any such determination, but shall be subject to subsection 4(c) of this Agreement.

(f)	The Director and/or Officer agrees that he or she will reimburse the Corporation for all Losses and Expenses paid or reimbursed by the Corporation in connection with any action, suit or proceeding against the Director and/or Officer in the event and only to the extent that a determination shall have been made by a court in a final adjudication, from which all rights of appeal have expired, that the Director and/or Officer is not entitled to be indemnified by the Corporation for such Losses and Expenses because the claim is an Excluded Proceeding or because the Director and/or Officer is otherwise not entitled to payment under this Agreement.

5.	Settlement: The Corporation shall have no obligation to indemnify the Director and/or Officer under this Agreement for any amounts paid in settlement of any Covered Proceeding effected without the Corporation’s prior written consent. The Corporation shall not conclude a settlement of any Covered Proceeding or potential Covered Proceeding on the Director and/or Officer’s behalf without the Director and/or Officer’s prior written consent. Neither the Corporation nor the Director and/or Officer shall unreasonably withhold or delay consent to any proposed settlement of a Covered Proceeding. If the Director and/or Officer refuses to consent to the terms of a proposed settlement the Corporation may require the Director and/or Officer, at his or her own expense, to assume defensedefense of the Covered Proceeding. In such a case, any amount recovered by the claimant in excess of the amount for which settlement could have otherwise been achieved shall not be recoverable under this Agreement. A Director and/or Officer shall at all times have the right, at his or her own expense, to negotiate and conclude settlement of a Covered Proceeding made against the Director and/or Officer.

6.	Rights Not Exclusive: This Agreement shall not operate to abridge or exclude any other rights, in law or in equity, to which the Director and/or Officer may be entitled by operation of law or under any statute, bylaw, agreement, vote of securityholders or of disinterested directors or otherwise, both as to action in an Indemnified Capacity and as to action in any other capacity by holding such office, and shall continue after the Director and/or Officer ceases to serve the Corporation in an Indemnified Capacity.

7.	Enforcement:

(a)	The burden of proving that indemnification is not required under this Agreement shall be on the Corporation and must be made by a court of law.

(b)	In the event that any action or proceeding is instituted by the Director and/or Officer under this Agreement to enforce or interpret any of the terms of this Agreement, the Director and/or Officer shall be entitled to be paid all court, arbitration or mediation costs and expenses, including reasonable legal fees and disbursements, incurred by the Director and/or Officer with respect to such action or proceeding, unless the court, arbitrator or mediator determines that each of the material assertions made by the Director and/or Officer as a basis for such action or proceeding were not made in good faith or were frivolous.

8.	Duration:

(a)	Notwithstanding the date of its execution and delivery, this Agreement shall be conclusively deemed to commence on the day upon which the Director and/or Officer first became or becomes a director, officer, trustee, manager and/or participating member of the Corporation and/or an Other Entity or first undertook or undertakes the responsibilities associated with an Indemnified Capacity.

(b)	The obligations of the Corporation under this Agreement shall continue after the Director and/or Officer ceases to serve in an Indemnified Capacity. Upon ceasing to so act, the Director and/or Officer shall continue to be entitled to all stipulated rights and indemnification hereunder.

(c)	The liability of the Corporation under this Agreement shall not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Director and/or Officer in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

9.	Insurance:

(a)	The Corporation shall maintain in full force and effect a comprehensive program of liability insurance, including policies providing coverage for the liability exposures of directors and officers (the “Policies”). To the extent commercially feasible, the salient coverage features of the Policies to be maintained shall be substantially the same as those applicable under the Policies obtained by the Corporation and in effect on the date hereof.

(b)	If for any reason whatsoever the Director and/or Officer ceases to act in an Indemnified Capacity, the Corporation shall ensure that the liability insurance coverage available to the Director and/or Officer and his or her heirs and legal representatives is at all times substantially equivalent to the coverage maintained for the then current directors and officers. The Corporation shall maintain such continuing coverage for a minimum of six years following the Director and/or Officer ceasing to act in an Indemnified Capacity.

(c)	In the event that a claim is brought in which the Director and/or Officer is named as party, the Corporation shall promptly pay the insurance deductible or retention applicable under any responding Policies providing coverage to the Director and/or Officer.

(d)	If one or more of the Policies providing coverage on a “claims-made” basis is cancelled or is not renewed, the Corporation will promptly purchase the maximum degree of extended reporting or discovery period coverage available under such Policies unless:

(i)	replacement liability insurance has been obtained that does not contain a “retroactive date” so as to deprive the Director and/or Officer of coverage for wrongful acts alleged to have been committed prior to the inception date of such replacement insurance; or

(ii)	the Corporation is unable to fund the purchase of such extended coverage by reason of its insolvency or bankruptcy, in which case the Director and/or Officer shall be given reasonable notice regarding its inability to fund such purchase together with an identification of the additional premium that would be required to exercise the extended reporting or discovery period coverage option of the relevant Policies.

(e)	The Corporation shall promptly advise the Director and/or Officer if:

(i)	any Policy lapses, is cancelled, or undergoes any material adverse change in coverage or is rescinded in whole or in part; or

(ii)	any insurer informs the Corporation that all or part of a particular Covered Proceeding or potential Covered Proceeding is not covered by one or more of the Policies.

10.	Severability: In the event that any provision of this Agreement is determined by a court to require the Corporation to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

11.	Choice of Law; Jurisdiction: This Agreement shall be deemed to have been made in and shall be governed by and construed and enforced in accordance with the laws of the State of Nevada. The parties hereby agree that any claims, disputes or questions arising out of or in relation to this Agreement may be submitted to the jurisdiction of the courts of the State of Nevada. Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the State of Nevada.

12.	Subrogation: In the event of any indemnification payment under this Agreement to or on behalf of the Director and/or Officer, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director and/or Officer, who shall execute all documents and take all actions reasonably requested by the Corporation to implement such right of subrogation.

13.	Successor and Assigns: This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law), and shall be binding upon and enure to the benefit of the Director and/or Officer and his or her heirs, executors, administrators, legal personal representatives and estate.

14.	Amendment; Waiver: No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by each of the parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

15.	Execution in Counterparts: This Agreement may be executed in several counterparts, by original or facsimile signature or by or through such other electronic form in which a party may place or evidence its signature hereon (including an electronic scan of same), each of which so executed shall be deemed to be an original and such counterparts together shall be deemed to be one and the same instrument, which shall be deemed to be executed as of the day and year first above written.

IN WITNESS WHEREOF, the Corporation and the Director and/or Officer have executed this Agreement as of the day and year first above written.

Fundamental Global Inc.

Per:
Name:
Title:

Per:
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SIGNED, SEALED AND DELIVERED	)
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Signature of Witness	)	Name:

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